UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, the Board of Directors of NII Holdings, Inc. (the “Company”) approved a Letter Agreement with Steven Shindler, Director, amending Mr. Shindler’s Amended and Restated Separation and Release Agreement to extend a provision scheduled to expire on January 31, 2019.

Mr. Shindler remains involved in the Company’s strategic projects, and the Letter Agreement provides for the extension of a payment of 200% of Mr. Shindler’s annual target bonus in effect on August 1, 2017 and 18 months of COBRA benefits should the Company enter into a transaction agreement that meets the definition of Change of Control as defined in the Company’s Change of Control Severance Plan on or before July 31, 2019, payable within twenty business days of the closing date of such transaction. These benefits align with the additional benefits Mr. Shindler would have been eligible for under the Company’s Change of Control Severance Plan.

The description of Mr. Shindler’s Letter Agreement contained in this Form 8-K is qualified in its entirety by reference to the complete text of the Letter Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement with Steven Shindler, dated February 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: February 1, 2019	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary